Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TOMPKINS COUNTY TRUSTCO, INC.

                Under Section 805 of the Business Corporation Law


     The undersigned, being the President and Secretary of Tompkins County Trustco, Inc. (the "Corporation"), hereby certify:

     1. The name of the Corporation is Tompkins County Trustco, Inc.

     2. The Certificate of Incorporation was filed by the Department of State on March 6, 1995.

     3. The Certificate of Incorporation, as now in full force and effect, is hereby amended to effect the following changes as authorized by Section 801 of the Business Corporation Law:

     (a) To change the name of the Corporation from Tompkins County Trustco, Inc. to Tompkins Trustco, Inc. The Paragraph designated "ARTICLE I" in the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                                      NAME

          The name by which the Company is to be known is Tompkins Trustco, Inc.

     (b) To increase the aggregate number of shares which the Corporation shall have authority to issue from 7,500,000 common shares with a par value of $.10 per share to 15,000,000 common shares with a par value of $.10 per share. The Paragraph designated "ARTICLE IV" in the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                                  CAPITAL STOCK

          The aggregate total number of shares of capital stock which the Corporation shall have authority to issue is 15,000,000 shares with a par value of $0.10 each, all of which are to be common stock of the same class.

     4. This Amendment to the Certificate of Incorporation was authorized by vote of the Board of Directors of the Corporation at a meeting duly called and held followed by vote of at least a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called and held.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 29th day of April, 1999 and hereby affirm the truth of the statements contained herein under penalty of perjury.


                                                /s/ JAMES J. BYRNES
                                                --------------------------------
                                                James J. Byrnes, President


                                                /s/ JOHN E. BUTLER
                                                --------------------------------
                                                John E. Butler, Secretary